NEWS FROM:		Exhibit 99.1

GRIFFIN LAND & NURSERIES, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 653-4541

GRIFFIN ANNOUNCES APPOINTMENTS OF MICHAEL S. GAMZON AND FREDERICK M. DANZIGER

NEW YORK, NEW YORK (May 18, 2012) Griffin Land & Nurseries, Inc. (Nasdaq: GRIF) (“Griffin”) announced today that its Board of Directors has appointed Michael S. Gamzon, Griffin’s Executive Vice President and Chief Operating Officer, to the position of President and Chief Operating Officer.  Griffin also announced today that Frederick M. Danziger, Griffin’s President and Chief Executive Officer, has been appointed to the position of Chairman of the Board of Directors and Chief Executive Officer.  The position of Chairman had been vacant since the death of Edgar M. Cullman last year.  Both of these appointments are effective immediately.

Mr. Gamzon joined Griffin in January 2008 as Vice President and was appointed Executive Vice President and Chief Operating Officer in September 2010.  In his tenure at Griffin, Mr. Gamzon has been involved in all aspects of the Company’s operations but with a particular responsibility for seeking new business opportunities for Griffin Land, Griffin’s real estate business, outside of the Hartford, Connecticut area where Griffin Land’s core real estate holdings are located.  Mr. Gamzon led the 2010 acquisitions of a 120,000 square foot warehouse and a 51 acre parcel of undeveloped land both in Pennsylvania’s Lehigh Valley.  Most recently, Mr. Gamzon has been involved with the development of a 228,000 square foot industrial building currently being built on speculation in the Lehigh Valley.  Mr. Danziger had been President and Chief Executive Officer and a Director since Griffin became a public company in 1997 and has led the significant changes in Griffin’s operations, particularly the growth of Griffin Land over the past 15 years.

“Mike Gamzon has already made a great contribution to the Company, not only in his role in charge of locating and acquiring new development opportunities but also in bringing his creative and analytical approach to the other parts of the business.  We all look forward to his continually increasing involvement in the direction of the entire Company,” said Mike Danziger, Griffin’s Chief Executive Officer.

“I am pleased that Griffin’s Board of Directors has shown such confidence in my ability and appreciate the opportunity to serve our Company as President and Chief Operating Officer.  I am excited to continue working with our teams at Griffin Land and Imperial Nurseries to capitalize on the growth opportunities that lie before us,” said Mr. Gamzon.

Griffin operates a real estate business, Griffin Land, and Imperial Nurseries, its landscape nursery business.  Griffin also has investments in Centaur Media plc, a public company based in the United Kingdom and listed on the London Stock Exchange, and Shemin Nurseries Holding Corp., a private company that operates a landscape nursery distribution business through its subsidiary, Shemin Nurseries, Inc.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved, particularly with respect to construction of new facilities in the real estate business, the Company’s growth opportunities and other statements that are not historical facts.  The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business”, “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended December 3, 2011. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.